Exhibit 10.5

AMENDMENT NO. 2

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 27, 2014 (collectively, this “Second Amendment”), among BALLY TECHNOLOGIES, INC., a Nevada corporation (the “Borrower”), the Lenders party hereto, and BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS

A.                                Borrower, each lender from time to time party thereto (the “Lenders”), the Administrative Agent and the other parties party thereto have entered into that certain Second Amended and Restated Credit Agreement, dated as of April 19, 2013, as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of August 27, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended from time to time including pursuant hereto, the “Credit Agreement”).

B.                                 The Guarantors from time to time party thereto and the Administrative Agent have entered into that certain Third Amended and Restated Guaranty, dated as of August 27, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Guaranty”).

C.                                 The Borrower has requested that the Administrative Agent, the Required Lenders, all of the Revolving Lenders and all of the Term A Lenders amend the Credit Agreement as more particularly set forth below, and the Administrative Agent and each of the Lenders party hereto are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Definitions.  Capitalized terms not otherwise defined in this Second Amendment have the same meanings as specified in the Existing Credit Agreement or, if not defined therein, the Credit Agreement as modified by this Second Amendment.

SECTION 2.  Amendments to Loan Documents.  (a) Subject to the terms and conditions set forth herein, effective on the Amendment No. 2 Effective Date (as defined below), the Existing Credit Agreement shall be amended as follows:

(i)                                  There shall be added to Section 1.01, in appropriate alphabetical sequence, the following definitions:

“Amendment No. 2” means Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of May 27, 2014 among the Borrower, each Lender party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” has the meaning specified in Amendment No. 2.

(ii)                              The chart in the definition of the term “Applicable Fee Rate” in Section 1.01 shall be amended and restated in its entirety to read as follows:

Pricing Level	Consolidated Total Leverage Ratio	Applicable Fee Rate
1	> 3.75:1	0.40%
2	<3.75:1 but > 3.00:1	0.35%
3	<3.00:1 but > 2.25:1	0.30%
4	<2.25:1 but > 1.50:1	0.25%
5	<1.50:1	0.20%

(iii)                          The chart in the definition of the term “Applicable Rate” in Section 1.01 shall be amended and restated in its entirety to read as follows:

Pricing Level	Consolidated Total Leverage Ratio	Eurodollar Rate (Letters of Credit)	Base Rate
1	> 3.75:1	2.00%	1.00%
2	<3.75:1 but > 3.00:1	1.75%	0.75%
3	<3.00:1 but > 2.25:1	1.50%	0.50%
4	<2.25:1 but > 1.50:1	1.25%	0.25%
5	<1.50:1	1.00%	0.00%

(iv)                          The definition of the term “Exempt Permitted Integration Transfers” in Section 1.01 shall be amended and restated in its entirety to read as follows:

“Exempt Permitted Integration Transfers” means, (A) with respect to any Permitted Integration Property, (i) the Disposition (whether by direct transfer, merger or assignment or otherwise) of such Permitted Integration Property from a Loan Party to an Excluded Subsidiary or (ii) that such Permitted Integration Property becomes owned by an Excluded Subsidiary (as a result of the Loan Party that owns such Property becoming an Excluded Subsidiary pursuant to a transaction permitted under this Agreement), in each case, within twenty-four (24) months after the Amendment No. 2 Effective Date and (B) Investments up to $95,000,000 at any time outstanding made by a Loan Party to a Subsidiary that is not a Loan Party (net of any payments made by Foreign Subsidiaries to any Loan Party after the Amendment No. 2 Effective Date) for the purpose of enhancing domestic liquidity (whether in one transaction or in a series of transactions).

(v)                              The definition of the term “Maturity Date” in Section 1.01 shall be amended and restated in its entirety to read as follows:

“Maturity Date” means (a) with respect to the Revolving Credit Facility, May 27, 2019, (b) with respect to the Term A Facility, May 27, 2019, (c) with respect to any Incremental Term Facility, the maturity date set forth in the applicable joinder agreement for such Facility and (d) with respect to any

Refinancing Term Facility, the maturity date set forth in the applicable Refinancing Lender Joinder for such Facility; provided, however, that if any such date is not a Business Day, the applicable Maturity Date shall be the next preceding Business Day.

(vi)                          The definition of the term “Permitted Integration Property” in Section 1.01 shall be amended and restated in its entirety to read as follows:

“Permitted Integration Property” means (x) Property (including cash and Cash Equivalents) that (i) immediately after the Acquisition Closing Date is owned by any Subsidiaries that are not Loan Parties and that are not required to become Loan Parties pursuant to the terms of this Agreement or any other Loan Document (and which Property was not transferred to such Subsidiaries in contemplation of the Acquisition), and (ii) that after the Acquisition Closing Date is Disposed of (whether by direct transfer, merger or assignment or otherwise) to a Loan Party or otherwise becomes owned by a Loan Party (as a result of the Subsidiary that owns such Property becoming a Loan Party), (y) the Equity Interests in any Person that immediately after the Acquisition Closing Date is not a Loan Party and that is not required to become a Loan Party pursuant to the terms of this Agreement and (z) any intercompany receivables, provided that the Borrower shall have reasonably determined in good faith that the transfer of such assets from a Loan Party to a Subsidiary that is not a Loan Party shall not, taken as a whole with other transfers of Permitted Integration Property, be materially disadvantageous to the Lenders.

(vii)                      The definition of the term “Revolving Credit Facility” in Section 1.01 shall be amended by adding the following phrase at the end thereof:

“and which, as of the Amendment No. 2 Effective Date shall be an amount equal to $1,070,000,000.”

(viii)                  Section 2.14(a) shall be amended and restated in its entirety to read as follows:

(a)                               Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify all of the Revolving Credit Lenders), the Borrower may from time to time request an increase in the Revolving Credit Facility by an aggregate amount (for all such requests (inclusive of any requests made prior to, or on, the Amendment No. 2 Effective Date), together with the aggregate amount of all increases to the Term A Facility and any Incremental Term Facilities requested pursuant to Section 2.15(a)) not exceeding $370,000,000; provided, that (i) any such request for an increase shall be in a minimum amount of $25,000,000 with respect to the Revolving Credit Facility, and (ii) the Borrower may make a maximum of four such requests in the aggregate under this Section 2.14(a) and Section 2.15(a).  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten

Business Days from the date of delivery of such notice to the Revolving Credit Lenders).

(ix)                          Subclause (II) of Section 2.15(a) shall be amended and restated in its entirety to read as follows:

“with respect to all other Incremental Term Facilities, Incremental Term Loans and increased Term Loans under the Term A Facility, by an aggregate amount (for all such requests, together with the aggregate amount of all increases to the Revolving Credit Facility requested pursuant to Section 2.14(a)) not exceeding $350,000,000;”

(x)                              Clause (iv) of subsection (g) of Section 7.03 shall be amended and restated in its entirety to read as follows:

(iv)  (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

(xi)                          Each reference to the term “Effective Date” in Sections 7.03(c)(iv),7.12(b) and 7.12(c) shall be replaced with a reference to “Amendment No. 2 Effective Date”.

(b)                              On the Amendment No. 2 Effective Date (as defined below), each Person executing this Second Amendment in its capacity as a “Lender” under the Credit Agreement hereby consents to this Second Amendment and the terms and provisions thereof and, without limitation, acknowledges, agrees and consents to the amendments set forth herein, and shall be bound by the provisions of the Credit Agreement as a Lender thereunder upon the Amendment No. 2 Effective Date.

SECTION 3.  Conditions to Effectiveness of Second Amendment.  This Second Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) when the Administrative Agent shall have determined that the following conditions precedent have been satisfied:

(a)                               The Administrative Agent shall have received a copy of (i) this Second Amendment, duly executed and delivered by the Borrower, the Administrative Agent, the Required Lenders, all of the Revolving Lenders and all of the Term A Lenders and (ii) a Consent and Reaffirmation, in the form attached hereto as Annex A duly executed and delivered by each Guarantor and the Borrower;

(b)                              All filings, recordations and searches necessary or desirable in connection with the Liens and security interests created pursuant to the Collateral Documents shall have been duly made; all filing and recording fees and taxes shall have been duly paid and any title insurance, requested by the Administrative Agent with respect to real property interests of the Borrower and its subsidiaries shall have been obtained.

(c)                               The Lenders shall have received satisfactory opinions of counsel to the Borrower and the Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Senior Credit Facility) and of appropriate local counsel and such corporate resolutions, certificates and other documents as the Lenders shall reasonably require;

(d)                             The Administrative Agent shall have received a certificate of the Borrower dated as of the Amendment No. 2 Effective Date signed by a Responsible Officer of the Borrower, certifying that (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or true and correct if such representations and warranties are already qualified by materiality) on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or true and correct if such representations and warranties are already qualified by materiality) as of such earlier date, and except that for purposes hereof, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 and (B) no Default exists; and

(e)                               All accrued fees and expenses of the Lead Arrangers, the Administrative Agent and the Lenders (including the fees and expenses of counsel (including any local counsel) for the Administrative Agent) shall have been paid.

SECTION 4.  Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)                               Existence, Qualification and Power.  Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Second Amendment, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) (or, with respect to any Subsidiary that is not a Loan Party, in each case referred to in clause (a), (b) or (c)), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)                              Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of this Second Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i)

any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in the case of clauses (b) and (c), as could not reasonably be expected to have a Material Adverse Effect.

(c)                               Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Second Amendment, (b) the grant or reaffirmation by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including, to the extent required under the Collateral Documents, the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.03 of the Credit Agreement.

(d)                             Binding Effect.  This Second Amendment has been duly executed and delivered by each Loan Party that is party hereto.  This Second Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

SECTION 5.  Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)                               On and after the Amendment No. 2 Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended by this Second Amendment on the Amendment No. 2 Effective Date.  This Second Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

(b)                              The Existing Credit Agreement and each of the other Loan Documents, as specifically amended by this Second Amendment are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Second Amendment.

(c)                               The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a modification, acceptance or waiver of any other provision of any of the Loan Documents.

SECTION 6.  Execution in Counterparts.  This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile or pdf shall be effective as delivery of a manually executed counterpart of this Second Amendment.

SECTION 7.  Miscellaneous.  This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.  Sections 10.14(b), (c) and (d) and Section 10.15 of the Credit Agreement are hereby incorporated by reference into this Second Amendment, mutatis mutandis, and the parties hereto hereby agree that such provisions shall apply to this Second Amendment with the same force and effect as if set forth herein in their entirety.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BALLY TECHNOLOGIES, INC.,
as the Borrower

By:	/s/ Neil Davidson
Neil Davidson
Senior Vice President, Chief Financial Officer and Treasurer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Anthony W. Kell
Name:	Anthony W. Kell
Title:	Vice President

BANK OF AMERICA, N.A.,
as Lender, as Swing Line Lender and L/C Issuer

By:	/s/ Brian D. Corum
Name:	Brian D. Corum
Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Mitchell Broth
Name:	Mitchell Broth
Title:	Vice President

Union Bank, N.A.,
as a Lender

By:	/s/ Pierre Bury
Name:	Pierre Bury
Title:	Vice President

JPMorgan Chase Bank, N.A.,
as a Lender

By:	/s/ Anna C. Araya
Name:	Anna C. Araya
Title:	Vice President

FIFTH THIRD BANK,
as a Lender

By:	/s/ Richard Arendale
Name:	Richard Arendale
Title:	Vice President

U.S. BANK, N.A.,
as a Lender

By:	/s/ Chad T. Orrock
Name:	Chad T. Orrock
Title:	Vice President

Compass Bank,
as a Lender

By:	/s/ Brad Parker
Name:	Brad Parker
Title:	Senior Vice President

KeyBank, National Association,
as a Lender

By:	/s/ David Wild
Name:	David Wild
Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jean Frammolino
Name:	Jean Frammolino
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ David Daw
Name:	Alex Daw
Title:	Director

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Comerica Bank,
as a Lender

By:	/s/ Adam J. Sheets
Name:	Adam J. Sheets
Title:	Vice President

Nevada State Bank,
as a Lender

By:	/s/ Jamie Gazza
Name:	Jamie Gazza
Title:	Vice President

Manufacturers Bank,
as a Lender

By:	/s/ Sandy Lee
Name:	Sandy Lee
Title:	Vice President

Greywolf CLO I, Ltd,
as a Lender

By: Greywolf Capital Management LP, its Investment Manager

By:	/s/ William Troy
Name:	William Troy
Title:	Authorized Signatory

ARES XII CLO LTD,
as a Lender

By: ARES CLO MANAGEMENT XII, L.P., ITS ASSET MANAGER

By: ARES CLO GP XII, LLC, ITS GENERAL PARTNER

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

ANNEX A

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of that certain Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of May __, 2014 (the “Amendment”), by and among Bally Technologies, Inc., a Nevada corporation (the “Borrower”), the Lenders party thereto as Lenders and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, entered into in connection with that certain Second Amended and Restated Credit Agreement, dated as of April 19, 2013, as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of August 27, 2013 (as so amended and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, the Administrative Agent, the Swing Line Lender and the L/C Issuer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.  Without in any way establishing a course of dealing by the Administrative Agent, the Swing Line Lender, the L/C Issuer or any Lender, each of the undersigned consents to the Amendment and acknowledges and agrees that each Loan Document executed by it remains in full force and effect as of the date hereof, including after giving effect to the Amendment, and each of the undersigned hereby reaffirms, ratifies and confirms its obligations thereunder, including, without limitation, in its capacity as guarantor, pledgor and grantor, as applicable, including after giving effect to the Amendment.  All references to the Credit Agreement contained in the Loan Documents shall be a reference to the Credit Agreement as so modified by the Amendment.

Annex A

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year first above written.

BALLY TECHNOLOGIES, INC.,
a Nevada corporation

By:
Name:
Title:

ARCADE PLANET, INC.,
a California corporation
BALLY GAMING INTERNATIONAL, INC.
a Delaware corporation
ALLIANCE HOLDING COMPANY,
a Nevada corporation
BALLY GAMING, INC.,
a Nevada corporation
SIERRA DESIGN GROUP,
a Nevada corporation
CASINO ELECTRONICS, INC.,
a Nevada corporation
COMPUDIGM SERVICES, INC.,
a Nevada corporation

By:
Name:
Title:

Annex A-1

BALLY GAMING SERVICES, LLC,
a Nevada limited liability gaming company

By: B.G.I. GAMING & SYSTEMS, S. DE R.L. DE C.V., the Sole Member of BALLY GAMING SERVICES, LLC

By: BALLY GAMING, INC., the Managing Member of B.G.I. GAMING & SYSTEMS, S. DE R.L. DE C.V.

By:
Name:
Title:

Annex A-2

SHFL ENTERTAINMENT, INC.,
a Minnesota corporation

By:
Name:
Title:

SHFL INTERNATIONAL LLC,
a Nevada limited liability company

By: SHUFFLE MASTER INTERNATIONAL, INC., the Sole Member of SHFL INTERNATIONAL LLC

By:
Name:
Title:

SHFL PROPERTIES LLC,
a Nevada limited liability company

By: SHFL INTERNATIONAL, INC., the Sole Member of SHFL PROPERTIES LLC

By:
Name:
Title:

Annex A-3